                                                                    EXHIBIT 10.3

                              ADVISORY AGREEMENT
                                    BETWEEN
                        AMERICAN REALTY INVESTORS, INC.
                                      AND
                        BASIC CAPITAL MANAGEMENT, INC.

This ADVISORY AGREEMENT is made and entered into as of this 3rd day of August, 2000, between AMERICAN REALTY INVESTORS, INC., a Nevada corporation (the "Company") and BASIC CAPITAL MANAGEMENT, INC. (the "Advisor"), a Nevada corporation.

                              W I T N E S S E T H :

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of subject to the supervision of the Board of Directors (the "Directors") of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Directors, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. As used herein, the following terms shall have
                     -----------
the meanings set forth below:

                   (a) "Adjusted Net Income" for any period shall mean "the Net Income of the Company increased by (i) depreciation on real estate and
          (ii) dividends with respect to equity investments of the Company accounted for on the equity method, determined on an accrual basis and reduced by the Company's share of the income or loss for investments accounted for on the equity method, determined on an accrual basis and reduced by the Company's share of the income or loss for investments, accounted for on the equity method."

                   (b) "Affiliate" shall mean (i) any Person directly or indirectly owning, controlling or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other Person; (ii) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with, such


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          other Person; or (iv) any officer, director, partner, copartner, or employee of such other Person.

                   (c) "Average Invested Assets" for any period shall mean the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves. This figure will be computed by taking the average of such values at the end of each month during such period.

                   (d) "Book Value" of an asset shall mean the value of such asset on the books of the Company, before allowance for depreciation or amortization.

                   (e) "Competitive Real Estate Commission" means that real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

                   (f) "Fiscal Year" shall mean any period for which an income tax return is submitted by the Company to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period for the Company.

                   (g) "Mortgage" shall mean a mortgage, a deed of trust or any other instrument creating a security interest in a Real Property.

                   (h) "Mortgage Loan" shall mean a loan evidenced by a Mortgage.

                   (i) "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

                   (j) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                   (k) "Real Property" shall mean improved and unimproved land, improvements, furniture and fixtures located on or used in connection with land, and any right or interest in any of the foregoing, including a leasehold interest, an interest in air, subterranean or mineral rights, but shall not include Mortgage Loans.

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                   (l) "Company Property" shall mean, as of any particular time, any and all property, real, personal or otherwise, tangible or intangible, which is owned or held by the Company, including, but not limited to, property which is transferred, conveyed or paid to the Company, and all rents, income, profits and gains therefrom.

                   2. Duties of the Advisor. The Advisor agrees to act on a
                      ---------------------
basis which is fair and reasonable to the Company and its shareholders in selecting from among the particular investment opportunities that come to it; provided, however, that the Advisor shall not be required to present to the
--------  -------
Company any particular investment opportunity which comes to it even if the opportunity is one which, if presented to the Company, could be taken by the Company. Subject to the supervision of the Directors, the Advisor shall:

                   (a) use its best efforts to present and recommend to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company;

                   (b) administer the Company's day-to-day investment operations and perform or supervise the performance of such other administrative functions in connection with the management of the Company as may be agreed upon by the Advisor and the Directors;

                   (c) serve as the Company's investment adviser and consultant in connection with policy decisions to be made by the Directors and, as requested, furnish reports to the Directors and provide research and economic and statistical data in connection with the Company's investments and investment policies;

                   (d) investigate, select and conduct relations on behalf of the Company with consultants, borrowers, lenders, mortgagors and other mortgage and investment participants, accountants, mortgage loan originators, or brokers, correspondents and servicers, technical advisers, attorneys, underwriters, brokers and dealers, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders and developers, and persons acting in any other capacity deemed by the Directors necessary or desirable, and enter into appropriate contracts with, employ, retain and supervise services performed or to be performed by, any such parties in connection with investments which have been or may be acquired, sold or otherwise disposed of by the Company;

                   (e) consult with the Directors and present to them opportunities to acquire Mortgage Loans and other investments

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          consistent with the investment policies and objectives of the Company and furnish the Directors with advice and recommendations with respect to the making, the acquiring (by purchase, investment, exchange or otherwise), the holding and the disposition (through sale, exchange or otherwise) of investments consistent with the policies and objectives of the Company, commitments therefor, loans secured by the pledge of mortgage loans as collateral, participations in any one of the foregoing, or Government or other securities or other investments of, or investments considered by, the Company;

                   (f) obtain for the Company such services as may be required for property management, mortgage servicing, construction and development loan disbursements and other activities relating to the investment portfolio of the Company, and act as the attorney-in-fact or agent of the Company in working with and supervising whomever is selected to perform such services; provided, however, that nothing
                                             --------  -------
          herein shall be construed to require the Advisor to perform such services itself;

                   (g) act as attorney-in-fact or agent of the Company in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting and settling of any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens securing investments, and exercise its own sound discretion in doing so;

                   (h) assist in negotiations on behalf of the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of shares or other securities of the Company or public offerings or private placements by the Company of its securities, and obtain loans for the Company, but in no event in such a way that the Advisor would be deemed to be acting as a broker-dealer or underwriter;

                   (i) invest or reinvest any money of the Company;

                   (j) provide office space and office equipment, the use of accounting and computing equipment when required, and necessary executive, clerical and secretarial personnel for the performance of the foregoing services as Advisor;

                   (k) make reports to the Directors of its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Company from time to time or at any time requested by the Directors;

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                   (l) in general, inform the Directors of any factors which
          come to its attention which would influence the policies of the Company; and

                   (m) assist in the preparation of reports and other documents necessary to satisfy the continuous reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with stockholders of the Company.

                   3. Records. At all times, the Advisor shall keep proper books
                      -------
of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Company at any time during ordinary business hours.

                   4. Other Activities of Advisor.
                      ---------------------------

                   (a) Nothing herein contained shall prevent the Advisor, or any Affiliate of the Advisor, from acting as adviser to any other person or entity even though such entity may have investment policies similar to the Company; provided, however, that if, at any time, the
                                  --------  -------
          Advisor serves as adviser to more than one real estate entity (including the Company) with similar investment policies, it will offer loans and investments which are appropriate to more than one such entity first to that entity which has had uninvested funds for the longest period of time.

                   (b) Affiliates of the Advisor may serve as Directors, officers, employees, agents, nominees or signatories for the Company. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

                   5. Additional Obligations of the Advisor.
                      -------------------------------------

                   Notwithstanding any other provision of this Agreement to the contrary, the Advisor shall refrain from any action which, in its reasonable judgment or any judgment of the Board of Directors of which the Advisor has written notice would (a) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or its securities or (b) cause the Company to be required to register as an investment company under the Investment Company Act of 1940. If any such action is ordered by the Board of Directors, the Advisor shall promptly notify the Board of the Advisor's judgment that such action would adversely affect such status or violate such law, rule or regulation or require such registration and shall refrain from taking such action pending further clarification or instruction from the Board of Directors.

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                   6. Bond. The Advisor shall maintain a fidelity bond with a
                      ----
responsible surety company in such amount as may be required by the Directors from time to time, covering all officers, employees and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect of losses of any such property from acts of such persons through theft, embezzlement, fraud, negligence, error or omission or otherwise (provided that such bond can be obtained for such acts at reasonable expense), the premium for said bond to be at the expense of the Company.

                   7. Expenses of the Advisor. Without regard to the amount of
                      -----------------------
compensation received hereunder by the Advisor, the Advisor shall bear the following expenses of the Company:

                   (a) all direct and indirect remuneration and all other employment expenses of employees of the Advisor, including but not limited to, salaries, wages, payroll taxes and the costs of employee benefit plans, but not including fees paid to Directors affiliated with the Advisor;

                   (b) rent, telephone, utilities, office furniture, equipment and machinery and other office expenses of the Advisor and the Company, except as any of such expenses relate to an office maintained by the Company separate from the office of the Advisor;

                   (c) costs including but not limited to travel, marketing, seminars, courier, business promotions, entertainment, advertising, office supplies, etc. where such costs are not directly identifiable to the Company's assets, liabilities, operations, business and financial affairs; and

                   (d) miscellaneous administrative expenses relating to performance by the Advisor of its duties hereunder.

                   8. Compensation. The Advisor shall be paid for services
                      ------------
rendered by it under this Agreement as follows:

                   (a) Base Compensation. On or before the fifteenth (15th) day
                       -----------------
          of each calendar month, the Company shall pay to the Advisor .0625% (.75% on an annualized basis) of Average Invested Assets of the Company during the preceding month.

                   (b) Incentive Compensation. In order to further reward the
                       ----------------------
          Advisor for performance hereunder, the Company shall pay to the Advisor on or before the ninetieth (90th) day after the close of each Fiscal Year an incentive fee equal to ten percent (10%) of Net Income for such Fiscal Year in excess of a ten percent (10%) return on shareholders' equity. The Advisor shall also receive ten percent (10%) of the excess, if

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          any, of net capital gain over net capital loss, if any, realized for sales of assets.

                   (c) Mortgage Placement Fee. For originating or purchasing
                       ----------------------
          Mortgage Loans for the Company, the Advisor shall receive a mortgage placement fee equal to fifty percent (50%), measured on a cumulative basis, of the total amount of mortgage origination and placement fees for Mortgage Loans advanced by the Company for the Fiscal Year.

                   (d) Acquisition Commission. For locating, leasing or
                       ----------------------
          purchasing Real Property for the Company, the Advisor or an Affiliate shall receive an Acquisition Commission equal to the lesser of (i) up to 6% of costs of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property.

                   (e) Disposition Fees. For the sale of each equity investment
                       ----------------
          in Real Property, the Advisor or an Affiliate shall receive a Disposition Fee equal to the lesser of (i) 3% of the sales price of each property, exclusive of fees, if any, paid to nonaffiliated brokers; or (ii) the compensation customarily charged in arm's length transactions by others rendering similar services as an ongoing public activity in the same geographical location for comparable property.

                   (f) Loan Arrangement Fee. For arranging any loans to the
                       --------------------
          Company, the Advisor shall receive a fee equal to 1% of the principal amount of any such loan. For purposes of this Section 8(f) the principal amount of any line of credit shall be the maximum availability under such line.

                  9. Additional Services. If and to the extent that the Company
                     -------------------
shall request the Advisor, or any director, officer, partner or employee of the Advisor, to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time, subject to applicable law. In particular, but without limitation, if the Company shall request that the Advisor perform property management, mortgage servicing, loan disbursement or similar functions, the Company and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

                   10. Statements. The Advisor shall prepare, at the request of
                       ----------
the Directors, a statement showing the computation of the fee, if any, payable with respect to any period so requested.

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         11. Information Furnished to Advisor. The Directors shall at
             --------------------------------
all times keep the Advisor fully informed with regard to the investment policy of the Company, the capitalization policy of the Company, and generally their then current intentions as to the future of the Company. In particular, the Directors shall notify the Advisor promptly of their intention to sell or otherwise dispose of any of the Company's investments, or to make any new investment. The Company shall furnish the Advisor with a copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs which the Advisor from time to time may reasonably request.

         12. Expenses of the Company. Except as expressly otherwise provided in
             -----------------------
this Agreement, the Company shall pay all expenses not assumed by the Advisor; including, but not limited to:

          (a) To the extent the Advisor is not required to pay such expenses pursuant to Section 7 hereof, the salaries and other employment expenses of the Directors of and personnel employed by the Company and travel and related expenses of directors, officers and employees of the Advisor and of Directors, officers and employees of the Company relating to the business and financial affairs of the Company;

          (b) the cost of borrowed money;

          (c) taxes on income, taxes on property, assessments against property, and all other taxes and applicable to the Company;

          (d) legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities;

          (e) fees and expenses paid to independent advisers, independent contractors, consultants (including investor relations consultants), managers and other agents employed directly by the Company (other than through the Advisor);

          (f) to the extent not paid by borrowers from the Company, costs of loan administration and mortgage servicing;

          (g) expenses related to mortgage loans and connected with the acquisition, disposition, leasing and ownership of investments, including, to the extent not paid by others, but not limited to, legal fees and other expenses of professional services; the costs of foreclosure; costs of financings and refinancings; insurance premiums; legal or accounting services; taxes; title and abstract expenses; brokerage and

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    sales commissions; maintenance, repair or improvement of property;
    architectural and engineering fees; expenses of managing real property equity interests and appraisal or inspection fees except when performed by employees of the Advisor;

          (h) expenses related to real estate equity interests owned by the Company, including, but not limited to, insurance premiums; legal or accounting services; architectural and engineering fees; appraisal or inspection fees except when performed by employees of the Advisor; taxes; title and abstract expenses; brokerage and sales commissions; management fees and expenses; and costs of financings and refinancings;

          (i) other insurance as required by the Directors (including Directors' liability insurance, if any);

          (j) the expenses of dissolving the Company or of amending the Articles of Incorporation or Bylaws of the Company or of merging the Company with any other entity;

          (k) expenses connected directly with payments to holders of securities of the Company and other bookkeeping and clerical work necessary in maintaining relations with holders of securities and the investment community in general, including the cost of preparing, printing and distributing proxy materials, reports to shareholders, news releases, and certificates for securities, and any legal assistance related thereto;

          (l) transfer agents', registrars', warrant agents', dividend paying agents' and indenture trustees' fees and charges;

          (m) advertising expenses incurred in seeking investments for the Company; and

          (n) all costs including but not limited to travel, marketing, seminars, courier, business promotions, entertainment, advertising, office supplies, etc. where such costs are directly attributable and identifiable to the Company's assets, liabilities, operations, business and financial affairs.

          13. No Partnership or Joint Venture. The Company and the Advisor are
              -------------------------------
not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

          14. Term of Agreement. This Agreement shall continue in force for a
              -----------------
period of twelve (12) months from August 3, 2000 and

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thereafter shall be automatically renewed from year to year unless terminated in accordance with the provisions of this Agreement;

          15. Termination. Notwithstanding any other provision of this Agreement
              -----------
to the contrary, this Agreement may be terminated by the Advisor without penalty for any reason upon sixty (60) days' written notice to the Company or may be terminated by the Company without penalty for any reason by the Directors or by the holders of a majority in interest of the then outstanding shares of the Company upon sixty (60) days' written notice to the Advisor.

          16. Assignment. The Advisor shall not assign this Agreement without
              ----------
the written consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor except in the event of an assignment to a corporation, association, trust, or other successor organization which may take over the property and carry on the affairs of the Advisor, provided that following such assignment the entity which controlled the operations of the Advisor immediately prior to the assignment shall control the operations of the successor organization, including the performance of the Advisor's duties under this Agreement, and it shall be bound by the same restrictions by which it was bound prior to such assignment; however, if at any time subsequent to such an assignment such entity shall cease to control the operations of the successor organization, the Company may thereupon terminate this agreement. Such an assignment or any other assignment of this Agreement by the Advisor shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. In addition, the Advisor may delegate, assign, or otherwise discharge any of its obligations under this Agreement to or through any of its wholly-owned subsidiaries or their wholly-owned subsidiaries, subject to the same terms and conditions as are applicable to the Advisor itself under this Agreement.

          17. Default, Bankruptcy, etc. At the option solely of the Directors,
              ------------------------
this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

            (a) if the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within thirty (30) days;

            (b) if the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization and such adjudication or order shall remain in full force or unstayed for a period of thirty (30) days; or

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            (c) if the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.

          The Advisor agrees that if any of the events specified in subsections (b) or (c) of this Section 17 shall occur, it will give written notice thereof to the Directors within seven (7) days after the occurrence of such event.

          18. Action Upon Termination. From and after the effective date of
              -----------------------
expiration or termination of this Agreement, pursuant to Sections 14, 15, 16 or 17 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of expiration or termination. The Advisor shall forthwith upon any such event:

            (a) pay over the Company all monies collected and held for the account of the Company pursuant to this Agreement;

            (b) as soon as possible, deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all monies held by it, covering the period following the date of the last accounting furnished to the Directors;

            (c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor; and

            (d) cooperate with the Company and take all reasonable steps requested by the Directors to assist the Directors in making an orderly transition.

          19. Advisor's Liability. The Advisor assumes no responsibility under
              -------------------
this Agreement other than to render the services called for hereunder in good faith and to make decisions and advise courses of action that it determines, in good faith, to be in the best interests of the Company, and the Advisor shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor its shareholders, directors, officers or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties.

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          20. Notices. Any notice, report or other communication required or
              -------
permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered or being mailed, certified or registered mail, return receipt requested, to the following addresses of the parties hereto:

         The Directors and                       American Realty Investors, Inc.
         The Company:                            10670 North Central Expressway
                                                 Suite 300
                                                 Dallas, Texas 75231
                                                 Attn: President

         The Advisor                             Basic Capital Management, Inc.
                                                 10670 North Central Expressway
                                                 Suite 600
                                                 Dallas, Texas 75231
                                                 Attn: President

          Either part may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 20.

          21. Amendments. This Agreement shall not be changed, modified,
              ----------
terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

          22. Headings. The section headings hereof have been inserted for
              --------
convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          23. Governing Law. This Agreement has been prepared, negotiated and
              -------------
executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed therein.

          24. Binding Effect. This Agreement shall be binding upon, and inure to
              --------------
the benefit of, the parties hereto and their respective successors and assigns, subject to the provisions of Section 16 of this Agreement.


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          IN WITNESS WHEREOF, the Company and the Advisor have caused this
Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                 AMERICAN REALTY INVESTORS, INC.


                                 By:  /s/ Karl L. Blaha
                                     ---------------------------
                                     Karl L. Blaha
                                     President

                                 BASIC CAPITAL MANAGEMENT, INC.


                                 By:  /s/ Bruce A. Endendyk
                                    ----------------------------
                                     Bruce A. Endendyk
                                     Executive Vice President



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